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                                   Exhibit (1)

                 Resolution of the Board of Directors of NYLIAC
               authorizing establishment of the Separate Account

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                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                               * * * * * * * * * *
                                   CERTIFICATE
                               * * * * * * * * * *

         I, Virginia A. Defeis, Assistant Secretary of New York Life Insurance and Annuity Corporation ("Corporation"), a Delaware corporation DO HERBY CERTIFY that the following is a true and exact copy of certain resolutions adopted by the Board of Directors of the Corporation on May 27, 1983 and that such resolutions are in full force and effect and have not been amended, rescinded, or repealed on this date:

                  RESOLVED, that the Corporation establish, in accordance with
         Section 2932 of the Delaware Insurance Code, a separate account to be known as "New York Life Insurance and Annuity Corporation MFA Separate Account I" ("MFA Separate Account I"), or such acronym thereof as the President may determine, for the purpose of investing payments received under multi-funded annuity contracts ("MFA Contracts") issued by the Corporation and designed to qualify for favored tax treatment under the Internal Revenue Code of 1954, as amended ("Code"), and that the Corporation further establish, in accordance with Section 2932 of the Delaware Insurance Code, a separate account to be know as "New York Life Insurance and Annuity Corporation MFA Separate Account II" ("MFA Separate Account II"), or such acronym thereof as the President may determine, for the purpose of investing payments received under MFA Contracts issued by the Corporation and not designed to qualify for favored tax treatment under the Code; that the assets of both MFA Separate Account I and MFA Separate Account II be invested in shares of New York Life MFA Series Fund, Inc. ("MFA Series Fund:), an open-end diversified management investment company of the series type, or in lieu thereof or in addition thereto, in the shares of any other investment company approved by an officer of the Corporation and registered under the Investment Company Act, at the net asset value of such shares at the time of acquisition.

                  RESOLVED, that the officers of the Corporation, or any person designated by them, are severally authorized to take all action deemed necessary or appropriate to effect the establishment of the VLI Separate Account, MFA Separate Account I and MFA Separate Account II and to comply with applicable federal and state laws in order that the VLI Policies and the MFA Contracts may be offered and sold in all jurisdictions in which the Corporation is authorized to conduct a variable life insurance or a multi-funded annuity business.

                  RESOLVED, that each of the VLI Separate Account, MFA Separate Account I and MFA Separate Account II be organized as a unit investment trust, that each be registered, if necessary or appropriate, with the United States Securities and Exchange Commission ("SEC") under the Investment Company Act, and that the VLI Policies and the MFA Contracts be registered for sale under the Securities Act of 1933; that for such purpose the President, any Vice President, the Secretary and any Assistant Secretary of the Corporation are severally authorized and empowered to execute and file or cause to be filed with the SEC, in the name and on behalf of the Corporation and each of the VLI Separate Account, MFA Separate Account I and MFA Separate Account II, a Notification of Registration on Form N-8A, a Registration Statement on Form S-6 or on any other forms which the Rules and Regulations of the SEC may, from time to time, permit, and to take all other actions which are necessary or advisable in connection with the offering of the VLI Policies and the MFA Contracts for sale and the operation of the VLI Separate Account, MFA Separate Account I, and MFA Separate Account II, in order to comply with the Investment Company Act, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal and state laws, including the filing of any amendments or supplements to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act or other applicable federal or state laws as the individual or individuals so acting shall deem necessary, advisable or appropriate; and that the Secretary of the Corporation hereby is appointed as designated agent for service under any such registration statements and duly authorized to receive communications and notices from the SEC and to respond with respect thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 19th day of July, 1983.

                                                  ------------------------------
                                                         Assistant Secretary

[Seal]